                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

Filed by the Registrant                     [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use
                                                  of the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              SCHUFF STEEL COMPANY
                              --------------------
               (Name of Registrant as Specified in Its Charter)


                ---------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [x]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
            and 0-11

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement no.:

      (3)   Filing Party:

      (4)   Date Filed:

                              SCHUFF STEEL COMPANY


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2001
                               ------------------



To Our Stockholders:

      The 2001 Annual Meeting of Stockholders of Schuff Steel Company will be held at the Quincy Joist Company, 22253 West Southern Avenue, Buckeye, Arizona, on Monday, May 21, 2001, beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

      1.    Election of six directors, each for a term of one year;

      2. Amendment to the 1997 Stock Option Plan, increasing the number of options thereunder; and

      3.    Any other matters that properly come before the meeting.

      Stockholders of record at the close of business on April 12, 2001 are entitled to vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of the Company's 2000 Annual Report to Stockholders, which includes certified financial statements, and the Company's Proxy Statement.


--------------------------------------------------------------------------------
IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Complimentary parking is available. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
--------------------------------------------------------------------------------


YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                          By Order of the Board of Directors



                                          Michael R. Hill
                                          Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary

April 17, 2001
Phoenix, Arizona

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THE MEETING
           What is the purpose of the annual meeting?.................       1
           Who is entitled to vote?...................................       1
           Who can attend the meeting?................................       1
           What constitutes a quorum?.................................       2
           How do I vote?.............................................       2
           What if I vote and then change my mind?....................       2
           What are the Board's recommendations?......................       2
           What vote is required to approve each item?................       3
           How much did this proxy solicitation cost?.................       3

BOARD OF DIRECTORS
           Election of Directors (Proposal No. 1).....................       3
           How are non-employee directors compensated?................       5
           Are employees of the Company paid additional compensation
              for service as a director?..............................       5
           How often did the Board meet during fiscal 2000?...........       5
           What committees has the Board established?.................       6

AUDIT COMMITTEE REPORT................................................       6

EXECUTIVE OFFICERS AND COMPENSATION
           The Executive Officers.....................................       8
           Summary Compensation Table.................................       9
           Options/SAR Grants in Last Fiscal Year.....................      10
           Aggregated Option/SAR Exercises In Last Fiscal Year
              and Fiscal Year-End Options/SAR Values..................      10
           Employment Agreements......................................      11
           Change of Control Arrangements.............................      12
           Report of the Compensation Committee on Executive
              Compensation............................................      12

STOCK PRICE PERFORMANCE GRAPH.........................................      15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............      16

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT...........      17

CERTAIN TRANSACTIONS AND RELATIONSHIPS................................      18

AMENDMENT TO SCHUFF STEEL COMPANY 1997 STOCK OPTION PLAN (PROPOSAL
NO. 2)................................................................      18

INDEPENDENT PUBLIC ACCOUNTANTS........................................      21

STOCKHOLDER PROPOSALS AND NOMINATIONS.................................      22

OTHER MATTERS.........................................................      22

                             [SCHUFF STEEL - LOGO]

                              SCHUFF STEEL COMPANY
                            1841 WEST BUCHANAN STREET
                             PHOENIX, ARIZONA 85009

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

      This Proxy Statement contains information related to the 2001 Annual Meeting of Stockholders to be held on May 21, 2001 at 10:00 a.m. local time, at the Quincy Joist Company, 22253 West Southern Avenue, Buckeye, Arizona, or at such other time and place to which the annual meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 21, 2001.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

      At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and amendment of a stock option plan. In addition, the Company's management will report on the Company's performance during fiscal 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

      Only stockholders of record at the close of business on the record date, April 12, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

      Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. As of the record date, 7,206,048 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

      You can vote on matters to come before the meeting in two ways:

         1. You can attend the annual meeting and cast your vote in person; or

         2. You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

      You may revoke your proxy at any time before it is exercised by:

            - filing with the Secretary of the Company a notice of revocation; or

            -     sending in another duly executed proxy bearing a later date;
                  or

            -     attending the meeting and casting your vote in person.

      Your last vote will be the vote that is counted.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with a description of each item in this proxy statement. In summary, the Board recommends a vote:

      -     for election of the nominated slate of directors (see Page 3); and

      - for amendment to the Schuff Steel Company 1997 Stock Option Plan (see Page 18).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      ELECTION OF DIRECTORS - The six nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A "broker non-vote" (discussed below) also will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

      OTHER ITEMS - For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      EFFECT OF BROKER NON-VOTES - If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW MUCH DID THIS PROXY SOLICITATION COST?

      The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $1,000, plus reasonable expenses. (Note: This fee does not include the costs of printing the proxy statements.) Some of the officers and other employees of the Company also may solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means, although they will not receive compensation for doing so other than their regular compensation. The Company also will, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the common stock and to obtain proxies.

                               BOARD OF DIRECTORS

      This section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings, and their compensation.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

      The Board of Directors proposes that each of the nominees described below be elected to serve until the 2002 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or until his resignation or removal, whichever first occurs. All of the director nominees, with the exception of Mr. Hill, are currently serving as directors of the Company.

      Each of the nominees has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      The directors standing for election are:

DAVID A. SCHUFF, 70                                         DIRECTOR SINCE 1976

      David A. Schuff has served as the Chairman of the Board of Directors since the Company's inception and is a co-founder of the Company. Mr. Schuff served as President and Chief Executive Officer of the Company from its founding in 1976 to 1995. Mr. Schuff has been involved in the steel fabrication and erection business in a number of capacities since 1958.
David A. Schuff is the father of Scott A. Schuff.

SCOTT A. SCHUFF, 42                                         DIRECTOR SINCE 1976

      Scott A. Schuff is the President and Chief Executive Officer of the Company and a co-founder of the Company. Mr. Schuff has served in numerous capacities with the Company since its founding in 1976, and has been the President and Chief Executive Officer since 1995. Scott A. Schuff is the son of David A. Schuff.

EDWARD M. CARSON, 71                                        DIRECTOR SINCE 1997

      Edward M. Carson was the Chairman of the Board of Directors and Chief Executive Officer of First Interstate Bancorp, a bank holding company, from 1990 through June 1995. Mr. Carson currently is a director of Wells Fargo & Co., Aztar Corporation, Castle & Cooke, Inc. and Terra Industries, Inc.

DENNIS DECONCINI, 63                                        DIRECTOR SINCE 1997

      Dennis DeConcini is a former United States Senator for Arizona and currently is a partner of Parry, Romani, and DeConcini, P.C., a consulting firm based in Washington, D.C., and is a partner of DeConcini McDonald Yetwin & Lacy, P.C., a law firm with offices in Tucson and Phoenix, Arizona, and in Washington, D.C. Mr. DeConcini is a director of Natrol, Inc., Global Health Science and Laxax, Inc. Mr. DeConcini also served, by appointment of the President of the United States, on the Board of Directors of the Federal Home Loan Mortgage Corporation (Freddie Mac), a federally chartered mortgage finance corporation until May, 2000.

H. WILSON SUNDT, 68                                         DIRECTOR SINCE 1999

      H. Wilson Sundt was the Chairman of the Board of Directors of The Sundt Companies, Inc. from January 1999 through December 1999. Mr. Sundt was Chairman of the Board of Directors and Chief Executive Officer of Sundt Corp., a privately held general construction contracting firm, from 1976 to December 1998, and served as its President from 1979 through 1983. Mr. Sundt also serves as a director of Unisource Energy Corporation. Mr. Sundt has been active in the construction industry since 1957.

MICHAEL R. HILL, 47                                        NEW DIRECTOR NOMINEE

      Michael R. Hill has served as the Vice President and Chief Financial Officer of the Company since September 30, 2000. Prior to September 30, 2000, Mr. Hill was associated with Motor Coach Industries International, the leading designer, manufacturer, and marketer of inter-city motor coaches and related replacement parts in North America since 1977. Mr. Hill received his B.B.A. degree from Eastern New Mexico University and attended post graduate school at Kellogg School of Business, Northwestern University.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.
--------------------------------------------------------------------------------

HOW ARE NON-EMPLOYEE DIRECTORS COMPENSATED?

ANNUAL FEE: Each non-employee director receives a retainer based on an annualized rate of $20,000. Non-employee directors may elect to receive all or part of their retainer either in shares of the Company's common stock or cash.

MEETING FEES:  Each non-employee director receives a fee of:

      -     $1,000 for attendance at each Board meeting; and

      - $700 for attendance at each Board committee meeting not held at the same time as a Board meeting.

OPTIONS. Under the 1998 Director Compensation Plan, each non-employee director receives an automatic grant of 500 shares of common stock and a non-qualified option to purchase an additional 500 shares of common stock each year as of the third business day following the public release of the Company's fiscal year-end earnings information. For fiscal 2000, Messrs. Carson, DeConcini and Sundt received grants of stock and options to purchase stock under this plan. These annual option grants immediately vest and become exercisable, permitting the holder to purchase shares at their fair market value on the date of grant, which was $3.375 in the case of options granted in 2000. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the tenth anniversary date of the grant.

EXPENSES: Each non-employee director is also reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and Board committee meeting.

ARE EMPLOYEES OF THE COMPANY PAID ADDITIONAL COMPENSATION FOR SERVICE AS A DIRECTOR?

No.  We do, however, reimburse them for travel and other related expenses.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2000?

The Board of Directors met four (4) times during fiscal 2000. Attendance by directors at the meetings of the Board and Board committees on which they served was 92%.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

The Board of Directors has standing Compensation and Audit Committees. The Company does not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see Page 22 under "Stockholder Proposals and Nominations."


--------------------------------------------------------------------------------
           Name             Compensation Committee          Audit Committee

     Edward M. Carson                X                             X
     Dennis DeConcini                X                             X
     H. Wilson Sundt                 X                             X

--------------------------------------------------------------------------------

COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors reviews all aspects of compensation of executive officers of the Company, makes recommendations on such matters to the full Board of Directors, and administers the Company's 1997 Stock Option Plan and 1999 Employee Stock Purchase Plan. In fiscal 2000, the Compensation Committee met three (3) times.

AUDIT COMMITTEE. The Audit Committee makes recommendations to the Board concerning the selection and retention of outside auditors for the Company, reviews the financial statements of the Company, oversees the establishment and implementation of such systems of internal accounting and auditing control as it deems appropriate, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews certain proposals for major transactions. In fiscal 2000, the Audit Committee met three (3) times.

                          REPORT OF THE AUDIT COMMITTEE

--------------------------------------------------------------------------------
The audit functions of the Audit Committee are focused on three areas:

      - The adequacy of our internal controls and financial reporting process and the reliability of our financial statements;

      -     The independence and performance of our independent auditors; and

      -     Our compliance with legal and regulatory requirements.

The Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee discusses these matters with our independent auditors and with our appropriate financial management.

The Audit Committee meets privately with the independent auditors, who have unrestricted access to the Audit Committee.

The Audit Committee also recommends to the Board of Directors the appointment of the independent auditors and periodically reviews their performance and independence from management.

In addition, the Audit Committee reviews our financing plans and reports recommendations to the full Board for approval and to authorize action.

The Board of Directors has determined that none of the Directors serving on the Audit Committee has a relationship to us that may interfere with their independence from us and our management. As a result, each Director who serves on the Audit Committee is "independent" as required by American Stock Exchange listing standards.

Our Board of Directors has adopted a written charter setting out the audit related functions the Audit Committee is to perform. A copy of that charter is attached to this proxy statement as Annex II.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls.

The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised.

This year, the Audit Committee reviewed our financial statements and met with both our management and Ernst & Young LLP, our independent auditors, to discuss the financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items related to that firm's independence from us. We also discussed with Ernst & Young LLP any matter required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommends to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                       Dennis DeConcini
                                       Edward M. Carson
                                       H. Wilson Sundt
                                       As Members of the Audit Committee

--------------------------------------------------------------------------------

                       EXECUTIVE OFFICERS AND COMPENSATION

This section contains biographies of all of our executive officers and charts that show the amount of compensation earned by our Chief Executive Officer and by our four other most highly paid executive officers. It also contains the report of the Compensation Committee explaining the compensation philosophy for the Company's most highly paid officers.

                             THE EXECUTIVE OFFICERS

      The following are biographies of each of the Company's current executive officers, except for SCOTT A. SCHUFF, DAVID A. SCHUFF AND MICHAEL
R. HILL, whose biographies are included above AT PAGES 4 AND 5 under "Election of Directors (Proposal No. 1)."

GLEN S. DAVIS, 47....   PRESIDENT OF ADDISON STEEL, INC.  Addison Steel, Inc.
                        was acquired by the Company in June 1998.  Mr. Davis
                        entered into an employment agreement with the Company
                        in connection with the acquisition. Mr. Davis has
                        been President of Addison Steel since July 1973.

SAIED MAHDAVI, 40....   PRESIDENT OF QUINCY JOIST COMPANY.  Quincy Joist
                        Company was acquired by the Company in June 1998.
                        Mr. Mahdavi entered into an employment agreement
                        with the Company in connection with the
                        acquisition.  Mr. Mahdavi has been President of
                        Quincy Joist since January 1990.

TED F. ROSSIN, 56....   PRESIDENT OF BANNISTER STEEL, INC.  Bannister Steel,
                        Inc. was acquired by the Company in October 1998.
                        Mr. Rossin entered into an employment agreement in
                        connection with the acquisition.  Mr. Rossin has been
                        President of Bannister Steel since June 1996.  From
                        January 1994 to June 1996, Mr. Rossin was Vice
                        President and General Manager of Bannister Steel.

CHRIS G. SUPAN, 51...   PRESIDENT OF SIX INDUSTRIES, INC. Mr. Supan became an
                        employee of Six Industries, Inc. in May 1999 and was
                        named President of Six Industries, Inc. in September
                        2000.  Mr. Supan has entered into an employment
                        agreement with the Company.  Prior to May 1999, Mr.
                        Supan was Director of Procurement and Contracts for
                        Fluor Daniel, Inc., by whom he was employed since
                        1974.

C. GENE TAGUE, 64....   PRESIDENT OF SCHUFF STEEL COMPANY.  Mr. Tague has
                        served as a Schuff employee and management consultant
                        since 1976 and was named Executive Vice President and
                        Chief Operating Officer of Schuff Steel Company in
                        March, 2000. The position of President was created
                        with his appointment.

                           SUMMARY COMPENSATION TABLE

      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the three fiscal years ended December 31, 2000, of those persons who were, at December 31, 2000, (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

-----------------------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM COMPENSATION AWARDS
                                           ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                   ----------------------------------    ------------------------   -------
NAME AND PRINCIPAL       YEAR      SALARY     BONUS      OTHER ANNUAL    RESTRICTED    SECURITIES    LTIP            ALL
     POSITION                        ($)     ($) (1)     COMPENSATION       STOCK      UNDERLYING   PAYOUTS         OTHER
                                                           ($) (2)         AWARD(S)     OPTIONS/      ($)        COMPENSATION
                                                                             ($)         SAR'S                      ($) (3)
-----------------------------------------------------------------------------------------------------------------------------
Scott A. Schuff          2000      $416,016   $334,574       $5,802          --            --           --          $2,625
President & Chief        1999      $416,016   $228,647       $6,552          --            --           --          $2,500
Executive Officer        1998      $296,412   $186,850       $4,940          --            --           --          $2,259

-----------------------------------------------------------------------------------------------------------------------------

Saied Mahdavi            2000      $300,000   $237,427       $5,139          --          268,000        --          $2,625
President,               1999      $305,769   $184,395       $4,331          --          100,000        --          $2,500
Quincy Joist Co.         1998(4)   $158,000    $80,682         --            --           20,000        --            --

-----------------------------------------------------------------------------------------------------------------------------

Glen S. Davis            2000      $300,000   $192,162       $5,537          --          228,000        --          $2,625
President,               1999      $305,769   $182,894       $3,908          --          132,000        --          $2,500
Addison Steel, Inc.      1998(4)   $154,230    $93,928         --            --           20,000        --            --

-----------------------------------------------------------------------------------------------------------------------------

Ted F. Rossin            2000      $240,000   $145,235         --            --           46,400        --          $2,625
President,               1999      $240,000   $182,235       $1,634          --            5,333        --         $16,000
Bannister Steel, Inc.    1998(4)    $55,385    $32,854         $340          --            9,000        --            --

-----------------------------------------------------------------------------------------------------------------------------

David A. Schuff          2000      $340,873    $45,000       $3,786          --            --           --            --
Chairman of              1999      $303,822      --          $5,224          --            --           --            --
The Board                1998      $296,412    $30,000       $4,861          --            --           --            --

-----------------------------------------------------------------------------------------------------------------------------

(1) Includes bonus amounts earned and paid in the applicable fiscal year and paid or to be paid in the following fiscal year. Excludes bonuses paid in the applicable fiscal year but earned in the preceding fiscal year.

(2) The aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer was less than either $50,000 or 10% of the total annual salary and bonus for that executive during each of these years.

(3) The amounts shown in this column represent the dollar value of contributions made by the Company to the Company's 401(k) retirement savings plan for the benefit of the Named Executive Officers or, in the case of Mr. Rossin, to Bannister Steel's profit sharing plan.

(4) Amounts only include compensation earned after the Company's acquisition of Quincy Joist Company, Addison Steel, Inc. and Bannister Steel, Inc.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights ("SARs").

                                INDIVIDUAL GRANTS

                            NUMBER OF     PERCENT OF TOTAL                               POTENTIAL REALIZABLE
          NAME              SECURITIES    OPTIONS / SAR'S   EXERCISE    EXPIRATION    VALUE AT ASSUMED ANNUAL
                            UNDERLYING      GRANTED TO        PRICE        DATE            RATE OF STOCK
                           OPTIONS/SAR'S   EMPLOYEES IN     (PER                      APPRECIATION FOR OPTION
                             GRANTED        FISCAL YEAR       SHARE)                          TERM (1)
                                                                                      -------------------------
                                                                                          5%           10%
---------------------------------------------------------------------------------------------------------------
Scott A. Schuff  (2)              --             --               --           --            --             --
Saied Mahdavi                268,000           26.1%          $3.375     03/06/10      $568,835     $1,441,540
Glen S. Davis                228,000           22.3%          $3.375     03/06/10      $483,934     $1,226,385
Ted F. Rossin                 46,400            4.5%          $3.375     03/06/10      $ 98,485     $  249,580
David A. Schuff  (2)              --             --               --           --            --             --


(1) In accordance with Securities and Exchange Commission rules, the figures in the first row of the "5%" and "10%" columns of this table for Messrs. Mahdavi, Davis and Rossin assume compounded annual stock price appreciation of 5% and 10%, respectively, based on a stock price of $3.375 per share on March 6, 2000, which was the fair market value per share of the Common Stock on the date of grant.

(2) Neither Scott A. Schuff nor David A. Schuff participated in the Company's 1997 Stock Option Plan in 2000.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table sets forth information concerning the value of each Named Executive Officer's unexercised options at December 31, 2000. None of the Named Executive Officers exercised any stock options in 2000 and the Company does not maintain an option or other stock based plan that provides for the grant of SARs.


                                                     NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                  IN-THE-MONEY
     NAME               SHARES       VALUE              OPTIONS/SAR'S                      OPTIONS/SAR'S
                       ACQUIRED     REALIZED          AT FISCAL YEAR-END               AT FISCAL YEAR-END (1)
                         ON                      ---------------------------------------------------------------
                       EXERCISE                    EXERCISABLE      UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Scott A. Schuff          --            --                --                 --            --            --
Saied Mahdavi            --            --            28,000            360,000            --            --
Glen S. Davis            --            --            34,400            345,600            --            --
Ted F. Rossin            --            --             4,667             56,066            --            --
David A. Schuff          --            --                --                 --            --            --

(1) Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. None of the unexercised options were in the money at December 31, 2000. The stock's closing price as reported by the American Stock Exchange was $2.625 on December 31, 2000. Mr. Mahdavi has 20,000 stock options exercisable at $14.50, 100,000 stock options exercisable at $7.125 and 268,000 stock options exercisable at $ 3.375. Mr. Davis has 20,000 stock options exercisable at $14.50, 132,000 stock options exercisable at $7.125, and 228,000 stock options exercisable at $ 3.375. Mr. Rossin has 9,000 stock options exercisable at $5.063, 5,333 stock options exercisable at $7.125 and 46,400 stock options exercisable at $ 3.375.

                              EMPLOYMENT AGREEMENTS

      In connection with the Company's acquisitions of Addison Steel, Inc., Quincy Joist Company and Bannister Steel, Inc., we have entered into employment agreements with Glen S. Davis to serve as President of Addison Steel, Inc., Saied Mahdavi to serve as President of Quincy Joist Company, and Ted F. Rossin to serve as President of Bannister Steel, Inc. The agreements provide for an initial five year term extending through June 4, 2003 in the case of Messrs. Davis and Mahdavi, and October 15, 2003 in Mr. Rossin's case, and successive one-year renewal terms, unless earlier terminated. Each agreement includes restrictions and non-competition covenants in effect during the term of the agreement and for a period of 12 months after termination of employment.

      Messrs. Davis and Mahdavi each receive a minimum base salary of $300,000 per year, and Mr. Rossin receives a minimum base salary of $240,000, all subject to adjustment by the Board of Directors based upon each executive's performance and duties. All these employment agreements also incorporate a value sharing bonus and incentive stock option plan designed to serve as a retention device and an incentive for creating significant stockholder value. In furtherance of these objectives, the Company pays Messrs. Davis, Mahdavi and Rossin an annual bonus equal to a percentage of the income before taxes (as calculated under the agreements) of Addison Steel, in the case of Mr. Davis, Quincy Joist, in the case of Mr. Mahdavi (in both cases subject to a minimum of $100,000) and Bannister Steel in the case of Mr. Rossin, subject to a minimum of $135,000. Furthermore, the executives will receive incentive stock options if in any year income before taxes (as calculated under the agreements) of Addison Steel, in the case of Mr. Davis, Quincy Joist, in the case of Mr. Mahdavi, and Bannister Steel in the case of Mr. Rossin, exceeds $5.5 million, $5.5 million and $3.0 million, respectively. Each executive also participates in incentive, health, and other fringe benefit programs as enjoyed by other officers of the Company.

      Under their employment agreements, Messrs. Davis, Mahdavi and Rossin may receive certain severance benefits if they are terminated without cause. Generally, the severance benefits consist of their minimum base salary and minimum bonus over the twelve month period following such termination. All three executives are also subject to termination for cause, death or disability.

      Upon a change of control, as described in the agreements, Messrs. Davis and Mahdavi are entitled to terminate their employment agreements. In that event, Messrs. Davis and Mahdavi are entitled to receive severance pay equal to
(1) their minimum base salary, (2) the amount of any unpaid annual bonus earned, and (3) any benefits due to them through the effective date of termination. Upon termination due to a change of control, Messrs. Davis and Mahdavi are also no longer subject to the non-competition provisions contained in their agreements.

      On September 1, 2000, the Company entered into an employment agreement with Chris G. Supan to serve as President of Six Industries, Inc. The agreement includes restrictions and non-competitive convenants in effect during the term of the agreement and for a period of twelve (12) months after termination of employment. Mr. Supan receives a minimum base salary of $150,000, subject to adjustment by the Board of Directors based upon his performance and duties. The employment agreement also incorporates a minimum annual bonus of $30,000 and an annual grant of an incentive stock option to acquire a minimum of 5,000 shares of common stock. The executive also participates in incentive, health and other fringe benefit programs as enjoyed by other Officers of the Company. Under his employment agreement, Mr. Supan may receive certain severance benefits if he is terminated without cause. Generally, the severance benefits consist of his minimum base salary and annual bonus over the twelve-month period following such termination. The executive is also subject to termination for cause, death or disability.

      THERE ARE NO OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS BETWEEN THE COMPANY AND ANY OF THE NAMED EXECUTIVE OFFICERS.

                         CHANGE OF CONTROL ARRANGEMENTS

      If the Company sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding under the Company's 1997 Stock Option Plan are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Company's Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder will have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of 30 days from the date of such notice and the option will terminate upon the expiration of such period, but not later than the expiration of the term of the option.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.

--------------------------------------------------------------------------------
WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

The Company's compensation program for executive officers consists of three key elements:

      -     a base salary,

      -     a performance-based annual bonus, and

      -     long-term incentives in the form of stock option grants.

      The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. As described more fully below, each element of the Company's executive compensation program has a somewhat different purpose.

      The three-part approach enables the Company to meet the requirements of the competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers was ultimately based upon:

      -     the Committee's assessment of the executive officers' performance,

      -     the continuing demand for superior executive talent,

      -     the Company's overall performance, and

      -     the Company's future objectives and challenges.

      The Company's philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year and that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for performance and is based primarily on the Company's financial results. Stock option grants give executives an opportunity to obtain equity in the Company and, because options result in minimal or no rewards if the Company's stock price does not appreciate but provide substantial rewards to executives if the Company's stock price appreciates, also provide an incentive for outstanding performance in the long term. The Board believes that this mix of short- and long-term compensation components provides a balanced approach that enables the Company to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of the Company, and ensures that the incentives of the Company's executives are aligned with the best interests of its stockholders.

      The Board's decisions concerning the specific 2000 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, in most cases the Board's specific decisions involving 2000 executive officer compensation were ultimately based upon the Board's judgment regarding the individual executive officer's performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance the Company's long-term performance.

      In addition to the foregoing, the base salary, annual bonus, incentive stock options, and other related compensation for Messrs. Davis, Mahdavi, and Rossin were primarily established through negotiations with the executives at the time the Company acquired Addison Steel, Quincy Joist and Bannister Steel in fiscal 1998, and is set forth in the executives' respective employment agreements with the Company as described above. The levels of compensation for Messrs. Davis, Mahdavi and Rossin resulted from the Compensation Committee's consideration of various factors, including the Committee's understanding of competitive compensation for similarly situated executives in the Company's industry and the advice of the compensation and benefits personnel at Ernst & Young LLP.

HOW DO WE DETERMINE BASE SALARY FOR MESSRS. SCHUFF AND SCHUFF?

      The Board typically establishes each executive's base salary at a level that is designed to reflect that executive's position and responsibility within the Company, to attract and retain highly qualified executives, and to be competitive with similarly situated executives at steel services companies of similar size and revenue levels. The Board also takes into account, among other things, the individual executive's experience and performance during the past year.

HOW ARE ANNUAL BONUSES DETERMINED FOR MESSRS. SCHUFF AND SCHUFF?

      Bonuses typically are paid based upon the Board's judgment regarding the significance of the individual executive officer's contributions during a given year and the overall financial performance of the Company. The Company's bonus plan generally makes such bonuses substantially contingent upon the Company's achievement of certain objective performance goals related to revenue and net income, although the plan does not preclude discretionary bonuses based upon other factors, such as individual achievement.

HOW IS COMPENSATION USED TO FOCUS MANAGEMENT ON LONG-TERM VALUE CREATION?

      In February 1997, the Company adopted the Schuff Steel Company 1997 Stock Option Plan to provide key employees selected by the Board an opportunity to obtain an equity stake in the Company. Stock options are primarily designed to provide such employees with strong incentives for superior long-term performance. The exercisability of options is therefore conditioned upon the employee's continued employment by the Company for periods of time specified by the Board when these options are granted. Unexercised options are forfeited if the employee leaves the Company prior to the time such options vest or, if vested upon termination, if the employee fails to exercise them prior to the end of a stated period following termination. In making option awards, the Board reviews the level of awards granted to executives at other comparable companies, the awards granted to other employees within the Company and the individual employee's specific position at the Company and role in helping the Company to achieve its goals. No options were granted to David A. Schuff, the Chairman of the Board of Directors, or Scott A. Schuff, the Company's President and Chief Executive Officer, in 2000 due to the substantial equity interests in the Company already held by them. See "Security Ownership of Principal Stockholders and Management."

DO EXECUTIVES RECEIVE ANY OTHER BENEFITS?

      Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of the Company.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

      In 2000, the President, Chief Executive Officer and co-founder of the Company, Scott A. Schuff, received a base salary of $416,016 and a bonus of $334,574. Mr. Schuff's salary and bonus were determined based on his extraordinary contributions to the Company, the historical operating performance of the Company, the relation between Mr. Schuff's contributions and the Company's growth, and Mr. Schuff's continuing contributions in his role as President and Chief Executive Officer.

The Board believes that the success of the Company continues to depend to a great extent upon the efforts of Mr. Schuff.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

      Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the six other highest-paid employees of the corporation. In 2000, the Company did not pay compensation to any executive that was subject to Section 162(m).

                                       Dennis DeConcini
                                       Edward M. Carson
                                       H. Wilson Sundt
                                       As Members of the Compensation Committee


                          STOCK PRICE PERFORMANCE GRAPH

      The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) the Company's common stock, (ii) the Standard & Poor's Small Cap 600 Stock Index ("S&P 600") and (iii) a peer group index selected by the Company (the "Peer Group"), from July 7, 1997 (the date of the Company's initial public offering) through December 31, 2000 (the end of the Company's fiscal year). The Peer Group was selected by the Company on an industry basis and includes:

   - Ameron International Corporation        - Foster Wheeler Corporation        - Gulf Island Fabrication, Inc.
   - Granite Construction Incorporated       - Fletcher Challenge Limited        - Stone & Webster Incorporated
   - Northwest Pipe Company                  - Pitt-Des Moines, Inc.             - Jacobs Engineering Group Inc.
   - Meadow Valley Corporation               - Fluor Corporation                 - Simpson Manufacturing Co., Inc.
                                             - Chicago Bridge & Iron Co. N.V.

The graph assumes that $100 was invested on July 7, 1997 in the Company's common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              SCHUFF STEEL COMPANY, THE S&P 600 AND THE PEER GROUP


                                  [LINE GRAPH]


    TOTAL
   RETURN
  ANALYSIS               07/07/97           12/31/97            12/31/98          12/31/99            12/31/00
----------------------------------------------------------------------------------------------------------------
Schuff Steel            $   100.00         $   135.94         $    68.75         $    50.00         $    32.75
Peer Group              $   100.00         $    80.29         $   110.10         $    99.62         $   129.72
S&P 600                 $   100.00         $   112.57         $   110.21         $   137.56         $   152.72


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the Company's preceding fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth, as of March 31, 2001, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group.

                                                                          SHARES         SHARES SUBJECT TO
                                                                      BENEFICIALLY          UNEXERCISED       PERCENTAGE
          NAME & ADDRESS OF BENEFICIAL OWNER (1)                          OWNED              OPTIONS (3)         OWNED
--------------------------------------------------------------------------------------------------------------------------
David A. Schuff and Nancy A. Schuff (2),(4)                             2,553,000                   --           35.4%
Scott A. Schuff and Teryl H. Schuff (2),(5)                             2,469,200                   --           34.3%
Dimensional Fund Advisors
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                                                    418,800                   --            5.8%
Glen S. Davis (2)                                                         125,785              106,400            1.7%
Saied Mahdavi (2)                                                         104,895              101,600            1.5%
Ted F. Rossin (2)                                                          20,014               15,014               *
Edward M. Carson (2)                                                       19,861                9,500               *
H. Wilson Sundt (2)                                                        19,000                8,500               *
Dennis DeConcini (2)                                                       16,437                9,500               *
All Directors and Executive Officers as a group (11 persons)            5,328,192              250,514           74.0%


*     Represents less than 1% of the Company's outstanding common stock.

(1) This information regarding beneficial ownership of the Company's common stock by certain beneficial owners and management of the Company is as of March 31, 2001. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant, or right. Shares of common stock subject to options, warrants, or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 7,208,355 shares of common stock outstanding as of March 31, 2001. The persons named in the table, to the Company's knowledge, have sole voting and sole dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) The address of each of the listed stockholders is 1841 West Buchanan Street, Phoenix, Arizona 85009.

(3) The number of Shares Beneficially Owned include Shares Subject to Unexercised Options which are exercisable on March 31, 2001, or within 60 days thereafter.

(4) 2,053,000 of these shares are owned by the Schuff Family Trust Under Trust Agreement dated June 28, 1983, as amended, and 500,000 of these shares are owned by the Schuff Irrevocable Trust Under Trust Agreement Dated December 31, 1996. David A. Schuff and Nancy A. Schuff, husband and wife, are co-trustees of each of the trusts and exercise voting and investment power over such shares.

(5) 2,269,200 of these shares are owned by the Scott A. Schuff Family Trust Under Trust Agreement dated March 12, 1992, as amended, and 200,000 of these shares are owned by the Scott A. Schuff Irrevocable Trust Under Trust Agreement dated December 31, 1996, as amended. Scott A. Schuff and Teryl Hall Schuff, husband and wife, are co-trustees of each of these trusts and exercise voting and investment power over such shares.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

      Since its inception, the Company has maintained business relationships and engaged in certain transactions with the affiliated companies and parties described below. Since the closing of its initial public offering in July 1997, all transactions between the Company and its affiliated entities, executive officers, directors, or significant stockholders are approved by a majority of the non-employee directors of the Company. The Company also believes these transactions are on terms that will be no less favorable to the Company than the Company could obtain from non-affiliated parties.

      The Company leases some of its fabrication and office facilities from 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership (the "Schuff Partnership"). The general and limited partners of the Schuff Partnership are David A. Schuff, Scott A. Schuff, and certain of their family members. David A. Schuff is a co-founder and the Chairman of the Board of Directors of the Company, and Scott A. Schuff is a Director and the President and Chief Executive Officer of the Company. David A. Schuff and Scott A. Schuff presently are the beneficial owners of approximately 69.7% of the issued and outstanding common stock of the Company. See "Security Ownership of Principal Stockholders and Management."

      The Company has three leases with the Schuff Partnership for its principal fabrication and office facilities, the property and equipment acquired in the 1997 acquisition of B&K Steel, and additional office facilities adjacent to the Company's principal office and shop facilities. Each lease has a 20 year term and is subject to increases every five years commencing in 2002 pursuant to a Consumer Price Index formula. The Company's annual rental payments for the three leases were $1.1 million in 2000, and each year thereafter during the remaining terms of the leases.

                                  AMENDMENT TO
                   SCHUFF STEEL COMPANY 1997 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

      The Board of Directors has approved an amendment to the Schuff Steel Company 1997 Stock Option Plan increasing the number of options thereunder, subject to approval by the stockholders of the Company. We have summarized below the key provisions of the plan. Because it is a summary, it may not contain all the information that is important to you.

WHAT IS THE PURPOSE OF THE PLAN?

      Options granted under the 1997 Plan may be either Incentive Stock Options ("ISOs") (which are qualified under Section 422 of the Internal Revenue Code of
1986) or non-qualified stock options.

      The 1997 Plan provides that the option price will be equal to 100% of the fair market value (as defined in the 1997 Plan) of one share of common stock on the date the option is granted. In addition, the 1997 Plan also provides that the option will not be exercisable for a period more than 10 years following the date of grant, or 5 years in the case of a grant of an ISO to an individual who is a ten percent (10%) shareholder on the date of grant. The 1997 Plan also provides that the options will become exercisable as provided by the Committee, except that no option is exercisable until 5 years after the date of grant unless the Company completed an initial public offering of its common stock before the end of the 5-year period.

      Under the current 1997 Plan, options granted to an employee will terminate immediately and no longer be exercisable if the employee's employment with the Company ceases for any reason other than death or disability, except that, in its discretion, the Committee may extend the exercise date. If an employee's employment is terminated as a result of his death or disability, all options that were exercisable on the date of his termination will remain exercisable for one year after the death or disability, or until the option's expiration date, whichever occurs first.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

      Officers, directors and key employees of the Company or certain companies that do business with the Company, as designated by the Committee, are eligible to participate in the 1997 Plan. Only employees of the Company, however, may be granted ISOs under the 1997 Plan.

HOW IS THE PLAN ADMINISTERED?

      The 1997 Plan may be administered by either the Board or a committee appointed by the Board. The Board, or the committee if appointed, has exclusive authority to administer the 1997 Plan consistent with its provisions, including the power to determine eligibility, or the number, price, vesting period or timing of awards granted under the 1997 Plan.

WHAT ARE THE AMENDMENTS TO THE PLAN?

      This summary of the material features of the 1997 Stock Option Plan ("1997 Plan") and amendments to the 1997 Plan is not complete and should be read with the full proposed text of the Amendment to the Plan that is included at the end of this Proxy Statement as Annex I.

      Amendments to the 1997 Plan, which the Board has adopted and for which the Company is seeking stockholder approval, will increase the number of shares of stock available for issuance under the 1997 Plan.

WHY ARE THE AMENDMENTS TO THE PLAN NECESSARY?

      The increase in the number of shares of stock available under the 1997 Plan is necessary because in 1998, the Company entered into several employment agreements with new employees as a result of its acquisition of certain entities. These employment agreements include provisions for the grant of stock options to the new employees based upon achievement of certain performance criteria.


WHAT ARE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN?

      Under the current 1997 Plan, up to 2,300,000 shares of existing common stock may be available for grants of options. Under the amended 1997 Plan, up to 2,800,000 shares of common stock may be available. Shares subject to an award that expires unexercised, is forfeited or terminated, or settled in cash instead of common stock, and shares tendered to pay for the exercise of an option, will thereafter again be available for grant under the 1997 Plan.

WHAT ARE THE NEW PLAN BENEFITS?

      Because the plan is discretionary and based upon the Company's financial performance, it is not possible to determine or to estimate the benefits or amounts that will be received in the future by individual employees or groups of employees under the plan.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE AVAILABLE AWARDS UNDER THE PLAN?

      The following is a brief description of the federal income tax consequences generally arising with respect to options granted under the 1997 Plan.

      Incentive Stock Options

      An ISO is a stock option that satisfies the requirements specified in
Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

      An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under
Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

      If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

      In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

      The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

      Non-Qualified Stock Options

      An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for the favorable tax treatment provided by, Section 422 of the Code.

      No taxable income will be realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction.

      Upon a subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE SCHUFF STEEL COMPANY 1997 STOCK OPTION PLAN.
--------------------------------------------------------------------------------


                         INDEPENDENT PUBLIC ACCOUNTANTS

The principal independent public accounting firm we used during 2000 was Ernst & Young LLP. The following reflects various fees paid to Ernst & Young during 2000:

AUDIT FEES

The aggregate fees paid to Ernst & Young for professional services rendered for the audit of our annual financial statements for 2000 and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2000 were $227,500.

AUDIT RELATED FEES

The aggregate fees paid to Ernst & Young for professional services rendered for the audits of the Company's employee benefit plans and other accounting research services for 2000 were $53,000.

ALL OTHER FEES

The aggregate fees paid to Ernst & Young, other than the services described above under "Audit Fees" and "Audit Related Fees" for 2000 were $339,000. The Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining Ernst & Young's independence from us.

We have retained Ernst & Young as our principal accounting firm in 2001. Ernst & Young representatives will attend the annual meeting, have an opportunity to make a statement and be available to answer questions.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

      Stockholder proposals for the 2002 Annual Meeting must be received at the principal executive offices of the Company by January 21, 2002, to be considered for inclusion in the Company's proxy materials relating to such meeting.

      Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the 2002 Annual Meeting of Stockholders:

      - You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates.

      - You must notify the Secretary in writing no later than January 21, 2002, which is 120 days prior to the anniversary date of this annual meeting.

      - Your notice must contain the specific information required in our Bylaws.

     A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                                   SCHUFF STEEL COMPANY



                                                   Scott A. Schuff
                                                   President and Chief Executive
                                                   Officer
April 17, 2001

                                                                         ANNEX I

                                    AMENDMENT
                                     TO THE
                              SCHUFF STEEL COMPANY
                             1997 STOCK OPTION PLAN

      Effective February 5, 1997, the Board of Directors of Schuff Steel Company (the "Company") approved the adoption of the Schuff Steel Company 1997 Stock Option Plan (the "Plan"). The Plan has subsequently been amended on two occasions. By this Third Amendment, the Company desires to amend the Plan to increase the maximum number of shares of the Company's Common Stock available for sale under the Plan from 2,300,000 shares to 2,800,000 shares.

      1. This Third Amendment shall amend only those Sections specified in this Amendment and those Sections not amended remain in effect.

      2. Section 5 of the Plan regarding Shares Subject to the Plan is amended as follows: "2,300,000" is hereby replaced with 2,800,000.

      3. This Third Amendment shall be effective at such time as it has been approved by the stockholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 422(b)(1) of the Code.

The Company has caused this Third Amendment to the Plan to be signed by its duly authorized officer this ______ day of ______________________, 2001.

                                          SCHUFF STEEL COMPANY



                                          By:_______________________________
                                          Its:______________________________

                                                                        ANNEX II

                              SCHUFF STEEL COMPANY

                             AUDIT COMMITTEE CHARTER


COMMITTEE               The Board of Directors of Schuff Steel Company has
                        established a standing committee of the Board of Directors to be known as the "Audit Committee".

OBJECTIVES              The purpose of the Committee is to oversee this
                        Corporation's auditing, accounting and control functions, and to provide additional assurances concerning the integrity of the financial information provided to the Board and disseminated to shareholders.

SCOPE OF ACTIVITIES     To the full extent permitted by applicable law, the
                        Committee shall:

                        a) Meet with this Corporation's independent auditors at least semi-annually and review the scope of the annual audit (inclusions and exclusions), address any questions as to the choice of generally acceptable accounting principles to be applied and any other matters relating to the auditors' relationship with this Corporation;

                        b) Advise the Board as to the independent auditors' performance, including the scope and adequacy of the independent auditors' audit;

                        c) Review the non-attest services provided by the independent auditors on an annual basis;

                        d) Recommend to the Board whether the auditors should be retained by this Corporation for the ensuing year;

                        e) Review this Corporation's annual financial statements, including the footnotes, and discuss such statements with the independent auditors prior to the release of this Corporation's annual report and this Corporation's Form 10-K filings with the Securities and Exchange Commission;

                        f) Receive and consider the independent auditors' comments and suggestions as to internal controls and procedures, adequacy of staff, and other matters, and to make such recommendations to the Board as they deem necessary or appropriate;

                        g) Review internal accounting procedures and controls with this Corporation's financial and accounting staff;

                        h) Review any significant accounting adjustments or write-offs with financial management;

                        i) Review the impact on this Corporation's financial statements of proposed changes in generally accepted accounting principles;

                        j)    Review and approve the annual internal audit plan;

                        k) Review the activities and recommendations of this Corporation's internal auditors;

                        l) Review this Corporation's system of controlling regulated costs;

                        m) Supervise the activities of the responsible person in determining compliance with this Corporation's Code of Conduct, including a review of the annual questionnaire and a summary of responses to the questionnaire;

                        n) Review transactions with this Corporation by any officer who is a 5% or greater shareholder;

                        o) Review with legal counsel significant litigation matters affecting the Corporation; and

                        p) Meet privately with the independent auditors to discuss their opinions on various matters including quality of financial and accounting staff.

COMPOSITION             The Committee shall be composed of at least three
                        directors. No committee member shall be a full-time employee of this Corporation. One of the members so appointed shall be designated by the Board as the Chairperson of the Committee. Members of the Committee may be removed by the Board for any reason at any time.

TERM The Board of Directors shall appoint the members of the Committee to serve for one year, or until their successors have been duly designated.

MEETINGS The Committee shall hold regular meetings at least 2 times per year on such days as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or other

                        Committee members. Minutes shall be regularly kept of Committee proceedings, by a person appointed by the Committee to do so.

ATTENDANCE              Such corporate officers and other employees of this
                        Corporation as the Committee may regularly, or from time to time, designate shall attend the meetings.

OUTSIDE ATTENDANCE      The Committee is authorized to engage or employ such
                        outside professional or other services as in its discretion may be required to fulfill its responsibilities.

PROCEDURE               The Committee may adopt rules for its meetings and
                        activities. In the absence of any such rules, Committee actions shall be governed by this Corporation's Bylaws and applicable law. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

                              SCHUFF STEEL COMPANY

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 21, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Scott A. Schuff and Michael R. Hill, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Schuff Steel Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at Quincy Joist Company, 22253 West Southern Avenue, Buckeye, Arizona, on Monday May 21, 2001, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

      IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                 PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                       FOR all       WITHHOLD authority
                       nominees      listed to vote for
                       at right         all nominees
                      (except as        listed below
                    marked to the
                   contrary below)
1. ELECTION OF                                             NOMINEES:
   DIRECTORS:            [ ]                [ ]            01 David A. Schuff
                                                           02 Scott A. Schuff
                                                           03 Edward M. Carson
                                                           04 Dennis DeConcini
                                                           05 H. Wilson Sundt
                                                           06 Michael R. Hill

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
THAT NOMINEE'S NAME AT RIGHT.

                                                 FOR      AGAINST    ABSTAIN
2. APPROVAL OF AMENDMENT TO SCHUFF STEEL
   COMPANY 1997 STOCK OPTION PLAN:
                                                 [ ]        [ ]        [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Signature of Stockholder: _______________________________ Date:_____________,
2001

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

Address Change?  Mark Box [ ] Indicate change to the right.

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